Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated April 14, 2009, with respect to the consolidated financial statements of EGPI Firecreek, Inc. included in their Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Donahue Associates, LLC Monmouth Beach, New Jersey June 29, 2009